UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 29, 2009

SCIENTIFIC GAMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

0-13063

(Commission File Number)

Delaware	81-0422894
(State or other Jurisdiction	(IRS Employer
of Incorporation)	Identification Number)

750 Lexington Avenue, 25th Floor, New York, New York 10022

(Address of Principal Executive Offices)

(Zip Code)

(212) 754-2233

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2009, Scientific Games Corporation (the “Company”) entered into an amendment to the employment agreement with A. Lorne Weil, the Chairman of the Board of Directors of the Company.  The amendment to Mr. Weil’s employment agreement will extend the term thereof for an additional two years to December 31, 2013 (subject to automatic renewals for one additional year at the end of the initial term and each anniversary thereof). Mr. Weil’s duties as Chairman remain unchanged under the amendment.

Under the terms of the amendment, among other things, (1) Mr. Weil’s base salary during 2012 and 2013 will be $1 million per annum (subject to an annual inflation adjustment as provided in the amendment), which is the same base salary rate to which Mr. Weil is entitled in 2010 and 2011 pursuant to his existing agreement, (2) during each year of the term of the amended agreement beginning with (and including) 2009, Mr. Weil will receive an annual bonus equal to 100% of his base salary for such year (with such bonus not being subject to any performance criteria and with no maximum bonus opportunity), and (3) as is the case for 2010 and 2011, Mr. Weil’s annual formula equity awards in 2012 and 2013 will be in the form of restricted stock units (any such equity awards remain subject to the discretion of the Compensation Committee of the Board of Directors of the Company as provided in his existing agreement).

Except as provided in the amendment, the terms of Mr. Weil’s employment agreement remain unchanged.

The foregoing description of the terms of the amendment to Mr. Weil’s employment agreement is qualified in its entirety by the full text of the amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1

Third Amendment to Employment Agreement, dated as of May 29, 2009, between the Company and A. Lorne Weil, which amended Mr. Weil’s Employment Agreement dated as of January 1, 2006, as amended by the Letter dated August 2, 2007 and the Amendments dated as of May 1, 2008 and December 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

By:	/s/ Jeffrey S. Lipkin
Name: Jeffrey S. Lipkin
Title: Vice President and Chief Financial Officer

Date:  June 2, 2009

Exhibit Index

Exhibit No.	Description

10.1

Third Amendment to Employment Agreement, dated as of May 29, 2009, between the Company and A. Lorne Weil, which amended Mr. Weil’s Employment Agreement dated as of January 1, 2006, as amended by the Letter dated August 2, 2007 and the Amendments dated as of May 1, 2008 and December 30, 2008.